Exhibit 21.1

NYSE EURONEXT SUBSIDIARIES AND AFFILIATES

Name	State/Jurisdiction of Incorporation
NYSE Group, Inc.[1]	Delaware
New York Stock Exchange LLC[2]	New York
NYSE Market, Inc.[3]	Delaware
NYSE Regulation, Inc.[3]	New York
Stock Clearing Corporation[3]	New York
Newex Corporation[3]	New York
Newin Corporation[3]	New York
Securities Industry Automation Corporation[3]	New York
NYSE TransactTools, Inc.[4]	New York
Archipelago Holdings, Inc.[2]	Delaware
Archipelago Trading Services, Inc.[5]	Florida
Archipelago Direct, L.L.C.[5]	Delaware
NYSE Arca, L.L.C.[5]	Delaware
Archipelago Market Data Services, L.L.C.[5]	Delaware
Archipelago Securities, L.L.C.[5]	Delaware
NYSE Arca Holdings, Inc.[5]	Delaware
NYSE Arca, Inc.[6]	Delaware
NYSE Arca Equities, Inc.[7]	Delaware
TransactTools, Inc.[2]	Delaware
Pacific Board of Trade[7]	California
FINRA/NYSE Trade Reporting Facility LLC[8]	Delaware
Wombat Financial Software, Inc.[9]	Nevada
Harco Technology Ltd.[10]	England
Wombat Financial Software Europe Limited[10]	Northern Ireland
Amsterdam Merger Sub, LLC[1]	Delaware
American Stock Exchange LLC[11]*	Delaware
Amex ETF Services LLC[12]*	Delaware
American Stock Exchange Clearing LLC[12]*	Delaware
PDR Services LLC[12]*	Delaware
Amex Commodities LLC[12]*	Delaware

*	Indicates an entity that is not currently a subsidiary of NYSE Euronext, but that will be a subsidiary of NYSE Euronext following NYSE Euronext’s acquisition of The Amex Membership Corporation.
[1]	Wholly owned subsidiary of NYSE Euronext
[2]	Wholly owned subsidiary of NYSE Group, Inc.
[3]	Wholly owned subsidiary of New York Stock Exchange LLC
[4]	Wholly owned subsidiary of Securities Industry Automation Corporation
[5]	Wholly owned subsidiary of Archipelago Holdings, Inc.
[6]	Wholly owned subsidiary of NYSE Arca Holdings, Inc.
[7]	Wholly owned subsidiary of NYSE Arca, Inc.
[8]	Wholly owned subsidiary of NYSE Market, Inc.
[9]	Wholly owned subsidiary of TransactTools, Inc.
[10]	Wholly owned subsidiary of Wombat Financial Software, Inc.
[11]	Wholly owned subsidiary of Amsterdam Merger Sub, LLC
[12]	Wholly owned subsidiary of American Stock Exchange LLC

Name	State/Jurisdiction of Incorporation
Amex International LLC[12]*	Delaware
American Stock Exchange Realty Associates LLC[12]*	Delaware
Amex Realty Manager, Inc.[13]*	Delaware
Amex Realty Borrower, LLC[14]*	Delaware
Seamount Execution Services LLC[15]*	Delaware
Seamount Trading LLC[12]*	Delaware
NYSE Euronext (International) B.V.[1]	Netherlands
NYSE Euronext (Holding) N.V.[16]	Netherlands
Euronext N.V.[17]	Netherlands
Euronext Amsterdam N.V.[18]	Netherlands
Euronext France S.A.S.[18]	France
Euronext Brussels S.A./N.V.[19]	Belgium
Euronext Lisbon – Sociedade Gestora de Mercados Regulamentados, S.A.[18]	Portugal
Euronext IFCS BVBA[18]	Belgium
Euronext Paris S.A.[20]	France
BlueNext S.A.[21]	France
Euronext Holdings UK Ltd.[22]	United Kingdom
Euronext UK Ltd.[23]	United Kingdom
TransactTools Ltd.[23]	United Kingdom
Archipelago Europe, Ltd.[23]	United Kingdom
Euronext Indices B.V.[24]	Netherlands
Euronext Amsterdam International B.V.[24]	Netherlands
Euronext Amsterdam Clearing & Depository N.V.[24]	Netherlands
Euronext Amsterdam Intermediary B.V.[25]	Netherlands
Euronext Real Estate S.A./N.V.[26]	Belgium
Interbolsa – Sociedade Gestora de Sistemas de Liquidaçao e de Sistemas Centralizados de Valores Mobilarios, S.A.[27]	Portugal
Financière Montmartre[28]	France
S.E.P.B. S.A.[29]	France
La Financière Événement[29]	France
Euronext London Limited[29]	United Kingdom
LIFFE (Holdings) plc[30]	United Kingdom

[13]	Wholly owned subsidiary of American Stock Exchange Realty Associates LLC
[14]	99.99% owned by American Stock Exchange Realty Associates LLC and 0.01% owned by Amex Realty Manager, Inc.
[15]	Wholly owned subsidiary of Seamount Trading LLC
[16]	Wholly owned subsidiary of NYSE Euronext (International) B.V.
[17]	97% owned subsidiary of NYSE Euronext (Holding) N.V.
[18]	Wholly owned subsidiary of Euronext N.V.
[19]	80% owned subsidiary of Euronext N.V.; 19% owned subsidiary of Euronext Paris S.A.; 1% owned subsidiary of Euronext Lisbon – Sociedade Gestora de Mercados Regulamentados, S.A.
[20]	Wholly owned subsidiary of Euronext France S.A.S.
[21]	60% owned by Euronext Paris S.A.
[22]	Wholly owned subsidiary of Euronext N.V.
[23]	Wholly owned subsidiary of Euronext Holdings UK Ltd.
[24]	Wholly owned subsidiary of Euronext Amsterdam N.V.
[25]	Wholly owned subsidiary of Euronext Amsterdam Clearing & Depository N.V.
[26]	99.84% owned by Euronext Brussels S.A./N.V. and 0.16% owned by Euronext Paris S.A.
[27]	Wholly owned subsidiary of Euronext Lisbon – Sociedade Gestora de Mercados Regulamentados, S.A.
[28]	55.77% owned subsidiary of Euronext Paris S.A.
[29]	Wholly owned subsidiary of Euronext Paris S.A.
[30]	Wholly owned subsidiary of Euronext UK Ltd.

Name	State/Jurisdiction of Incorporation
The London Commodity Exchange 1986 Limited[31]	United Kingdom
Swapsconnect Ltd[31]	United Kingdom
CScreen Ltd[31]	United Kingdom
LIFFE Ventures Inc.[31]	United States
LIFFE Ventures II Inc.[31]	United States
Secfinex Limited[32]	United Kingdom
NQLX LLC[33]	United States
LIFFE Futures plc[31]	United Kingdom
The London Futures and Options Exchange Limited[31]	United Kingdom
LIFFE Nominees Limited[31]	United Kingdom
LIFFE USA Limited[31]	United Kingdom
LIFFE Development Limited[31]	United Kingdom
LIFFE Services Limited[31]	United Kingdom
The Baltic Futures Exchange[31]	United Kingdom
B.F.E. Debenture Company No. 1 Limited[31]	United Kingdom
LIFFE Options plc[31]	United Kingdom
LIFFE Limited[31]	United Kingdom
LIFFE Trustees Limited[31]	United Kingdom
London Traded Options Market Limited[31]	United Kingdom
LIFFE Administration & Management[31]	United Kingdom
Hugin Group B.V.[34]	Netherlands
Hugin SAS[35]	France
Hugin AS35	Norway
Hugin Norge AS36	Norway
Hugin Online A/S36	Denmark
Hugin ForetaksFakta AB36	Sweden
Hugin Investor Relations Services OY36	Finland
Hugin AG36	Switzerland
Hugin IR Services Deutschland GmbH[36]	Germany
Hugin (U.K.) Ltd.[36]	United Kingdom
Hugin IR Services B.V.[36]	Netherlands
Directnews AG36	Germany

[31]	Wholly owned subsidiary of LIFFE (Holdings) plc
[32]	51% owned by LIFFE (Holdings) plc
[33]	98% owned subsidiary of LIFFE Ventures Inc.; 2% owned subsidiary of LIFFE Ventures II Inc.
[34]	Wholly owned by Euronext France S.A.S.
[35]	Wholly owned subsidiary of Hugin Group B.V.
[36]	Wholly owned subsidiary of Hugin AS